Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES SECOND QUARTER 2017 FINANCIAL AND OPERATING RESULTS;
RAISES PRODUCTION GUIDANCE AND ANNOUNCES SUCCESSFUL DELINEATION RESULTS

AUSTIN, Texas, August 2, 2017 – Parsley Energy, Inc. (NYSE: PE) ("Parsley," "Parsley Energy," or the "Company") today announced financial and operating results for the quarter ended June 30, 2017. The Company has posted to its website a presentation that supplements the information in this release.

Second Quarter 2017 Highlights

•	Net production averaged 64.7 MBoe per day, up 18% versus 1Q17 and 81% year-over-year. Daily net oil production increased 14% versus 1Q17 and 82% year-over-year.

•
The Company is increasing full-year 2017 net production guidance from 65-71 MBoe per day to 67-73 MBoe per day and also increasing estimated 4Q17 net production from 78-88 MBoe per day to 80-90 MBoe per day. At the midpoints, the updated ranges translate to estimated production growth of 83% in 2017 versus 2016 and 88% in 4Q17 versus 4Q16.

•	Parsley reiterates estimated full-year 2017 capital expenditures of $1.0-$1.15 billion.

•
The Company has executed several acreage trades that enhance the development potential of its Midland Basin footprint. Net of acreage traded away, Parsley added more than 500,000 net lateral feet to the Company's horizontal drilling inventory through trades executed since its last quarterly update in May. Including this footage, Parsley has added approximately 1.4 million net lateral feet through acreage trades since announcing the acquisition of Midland Basin assets from Double Eagle Permian, LLC and certain of its affiliates in February, while consolidating key development areas.

•	Parsley completed several successful delineation projects in 2Q17:

◦	Midland Basin Upper/Lower Wolfcamp A stacked test confirms presence of two prospective Wolfcamp A targets.

◦	Midland Basin Upper/Lower Wolfcamp B stacked downspacing pilot validates 330-foot spacing concept.

◦	Southern Delaware Basin Upper/Lower Wolfcamp A stagger test and Southern Delaware Basin Lower Wolfcamp A/Wolfcamp B stack test verify presence of three Southern Delaware Basin Wolfcamp targets.

•	Early results from a well completed with a compressed stage completion design show material outperformance on limited incremental cost compared to the Company's standard completion design.

•
As previously disclosed, Parsley amended its revolving credit agreement on April 28, 2017, thereby increasing its borrowing base by 60% to $1.4 billion, with a Company-elected commitment amount of $1.0 billion. As of the end of 2Q17, liquidity stands at $1.5 billion, including $503 million of cash on hand.

“Parsley Energy continues to generate value from multiple sources, registering several noteworthy accomplishments in the second quarter of 2017,” said Bryan Sheffield, Parsley’s Chairman and CEO. “Strong production growth in 2Q17 was accompanied by significant delineation success, promising new well designs, and accretive acreage trades, all of which increase the value of our premier acreage position. With a strong balance sheet and abundant operational flexibility, Parsley is poised to deliver differentiated results across a range of commodity price scenarios.”

Operational Highlights
In light of anticipated tightness in the market for high-specification drilling rigs, Parsley proactively secured and has taken delivery of all of the rigs necessary to execute the Company's 2017 drilling program. Consequently, Parsley spud 49 gross horizontal wells in the second quarter while completing 27 gross horizontal wells. Parsley's working interest on completed wells was approximately 95%, with an average completed lateral length of approximately 7,600 feet. Drilling and completion activity was concentrated in the Midland Basin, where the Company spud 35 and completed 21 gross operated horizontal wells; the balance were spud and completed in the Southern Delaware Basin.

Delineation Success
Roughly half of the wells Parsley brought online in 2Q17 targeted new zones or were drilled and completed with new spacing configurations, resulting in several important delineation milestones.

Midland Basin
Successful execution of an Upper/Lower Wolfcamp A stack test confirmed the presence of two target intervals within the Wolfcamp A formation. After 30 days of production, the Elwood 16-21-4107H and the Elwood 16-21-4207H, completed in Upton County with 1.5-mile laterals, are currently producing an average of approximately 1,200 Boe per day and have generated cumulative volumes that are consistent with the Company's one million Boe type curve. Encouraged by early results, Parsley expects to test two more stacked Wolfcamp A wells in 2H17, this time on top of two wells stacked in the Wolfcamp B formation. Confirmatory success could add to Parsley's drilling inventory, as the Company's stated inventory currently ascribes no credit for the Upper Wolfcamp A formation in the Midland Basin.

Parsley validated a stacked Upper/Lower Wolfcamp B downspacing concept with early production history from an 8-well project in Reagan County. This density test consists of four wells in the Upper Wolfcamp B atop four wells in the Lower Wolfcamp B, with 330-foot lateral spacing between wells (or 15 wells per target per section equivalent). To date, seven of the eight wells have achieved peak 30-day production rates, which on average are tracking at 84% of the average rate for offset Wolfcamp B wells at 660-foot spacing. Relatively modest productivity degradation combined with pad- and facilities-related cost savings yield a projected net present value uplift of more than 30% for an 8-well project at 330-foot spacing when compared to a 4-well project at 660-foot spacing. Application of less intensive completion designs could increase the cost savings and net present value impact of downspaced development. Parsley bases its current Midland Basin Wolfcamp B inventory on 660-foot spacing between laterals (or 8 wells per section equivalent).

Parsley's first well targeting the Wolfcamp C formation, the Taylor 45-33-4601H, continues to generate robust volumes, with cumulative production of 370 MBoe (58% oil) after 150 days. The well is still flowing naturally at nearly 2,000 Boe per day and is on track to achieve payout within its first six months of production. The Company's second Wolfcamp C well, the Paige 13A-12A-4810H, has yet to reach a peak-24 hour rate after several days online but is already producing more than 1,300 Bbls of oil per day while registering favorable pressure trends during its initial flowback period. Parsley possesses more than 900 Wolfcamp C drilling locations in what the Company has identified as the fairway of the Wolfcamp C play, encompassing portions of Reagan, Glasscock, Midland, and Upton Counties.

Southern Delaware Basin
During 2Q17, Parsley successfully tested two new flow units in Pecos County. Building on a series of strong standalone wells in the Lower Wolfcamp A interval, the Company executed a stacked two-well Lower Wolfcamp A/Wolfcamp B test and a staggered two-well Upper/Lower Wolfcamp A test. To date, both combinations have performed well relative to the average production generated by the Company's standalone wells in Pecos County when normalized for lateral length. After 40 days, the Lower Wolfcamp A/Wolfcamp B wells, drilled with one-mile laterals, have produced 26 MBoe on average, in line with the standalone average. After 50 days, the Upper/Lower Wolfcamp A wells, drilled with two-mile laterals, have produced 65 MBoe on average, or roughly 20% less than the standalone average for that timeframe. Three confirmed Wolfcamp targets support the Company's current Southern Delaware Wolfcamp inventory assumption of 16 wells per section equivalent.

Production Trends
Parsley continued its strong production momentum in 2Q17, driven by robust well performance from its core development activity. The 15 Midland Basin development wells that achieved 30-day peak production periods since the Company’s last quarterly update registered an average peak 30-day rate of 1,379 Boe per day with an average stimulated lateral length of 7,720' and an average three-stream oil cut of 75%. Including the Upper/Lower Wolfcamp B density pilot, newly-peaked Midland Basin wells registered an average 30-day initial production rate of 1,245 Boe per day with an average stimulated lateral length of 7,730’ and an average three-stream oil cut of 74%. The five Southern Delaware wells that reached peak production since the Company's last update achieved an average 30-day initial production rate of 1,056 Boe per day with an average stimulated lateral length of 7,090’ and an average three-stream oil cut of 78%.

Favorable results from Parsley's initial compressed stage spacing test bode well for ongoing productivity gains. The Louis 4413H, drilled in Upton County with a one-mile lateral, was completed with 50 stages, equating to 100-foot stage spacing versus Parsley's heretofore standard design of 170-foot stage spacing. After 120 days, the compressed stage well is the Company's most prolific one-mile Wolfcamp B well to date with cumulative production of 110 MBoe and a peak 30-day rate of 1,397 Boe per day (or 272 Boe per day per thousand stimulated feet). Moreover, compared to a well drilled 660 feet away in the same target formation and completed simultaneously with standard stage spacing, the Louis 4413H has registered 20% higher cumulative production, even with reduced proppant loading that limited incremental well cost to less than 5%. This cost/benefit relationship implies a compelling economic profile, motivating several additional tests during 2H17.

The Company experienced a slight shift in production mix in 2Q17, with oil as a percentage of total production down from 69% to 67%. The shift in production composition was a function of contributions from recently acquired vertical production and a seasonal increase in plant efficiencies that boosted the recovery of NGLs. Delays on the eight-well Wolfcamp B downspacing project also limited the contribution of high oil-cut flush production in the second quarter, adversely impacting both absolute oil volumes and overall production mix. More generally, oil recoveries from Parsley's portfolio of horizontal wells continue to track in line with expectations, even as gas and NGL volumes broadly exceed expectations. Notably, liquids as a percentage of overall production tied a Company-record in the second quarter at 85%. In light of these considerations as well as increasing contribution from Wolfcamp C wells, Parsley is reducing its estimated full-year 2017 oil percentage to 67-70%, a range that the Company believes is likely to be appropriate through 2018, as well.

Financial Highlights
During 2Q17, the Company recorded net income attributable to its stockholders of $40.7 million, or $0.17 per weighted average share, compared to net income of $29.4 million, or $0.13 per weighted average share, during 1Q17. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for 2Q17 was $12.5 million, or $0.05 per diluted share, compared to $34.2 million, or $0.15 per diluted share, in 1Q17.(1)

Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense ("Adjusted EBITDAX") for 2Q17 was $143.4 million, down 2% compared to 1Q17.(1)

Parsley recorded lease operating expense ("LOE") per Boe of $5.03 in 2Q17, up from $3.57 in 1Q17. Second quarter LOE was impacted by higher workover costs, an infusion of relatively high-cost vertical production, and lifting costs on non-operated wells, all of which relate to recent acquisitions. Parsley reported general and administrative expense ("G&A") per Boe of $5.39, up 10% versus 1Q17. The Company reported cash G&A per Boe, which excludes stock-based compensation expense, of $4.50, up by 12% over the same period. The sequential increase in G&A per Boe reflects increased staffing associated with early rig additions and recent acquisitions. Depreciation, depletion, and amortization expense per Boe was relatively stable in 2Q17 at $14.15 compared to $13.99 in 1Q17.

Parsley reported capital expenditures of $295 million during the quarter, comprised of $252 million for drilling and completion and $43 million for facilities and infrastructure. In addition to spending associated with the 49 horizontal spuds and 27 horizontal completions noted above, 2Q17 capital expenditures include expenses associated with drilling and completing two vertical wells and two saltwater disposal wells.

Strong Balance Sheet and Robust Hedge Position
As of June 30, 2017, the Company had approximately $1.5 billion of liquidity, consisting of $503 million of cash on hand and an undrawn amount of $997 million on the Company's revolver.(2) Parsley added to its oil hedge portfolio during the quarter and now has an average of 58 MBbls per day of oil hedged during 2018 with an average floor price of approximately $50/Bbl.(3) “Parsley Energy continues to operate from strong financial footing,” said Ryan Dalton, Parsley’s CFO. “A differentiated cash position and an advantaged hedge book provide a buffer if oil prices decline and facilitate strategic growth in more constructive commodity scenarios.”

For details on Parsley's hedging position, please see the tables below under Supplemental Information and/or the Company's Quarterly Report on Form 10-Q, upon availability, for the three months ended June 30, 2017.

(1)
"Adjusted EBITDAX" and "adjusted net income" are not presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Please see the supplemental financial information at the end of this news release for a reconciliation of the non-GAAP financial measures of adjusted EBITDAX and adjusted net income to GAAP financial measures.

(2)	Fully undrawn revolver balance is net of letters of credit.
(3)	Average floor price refers to the Company's weighted average long put price for 2018.

Full-year 2017 Guidance Update
Parsley is increasing guidance for full-year 2017 and 4Q17 daily net production, reflecting broadly stronger well performance and higher NGL volumes. The Company is reducing its estimated full-year 2017 oil percentage to account for its 2Q17 production mix, as discussed above, and for increasing contributions from Wolfcamp C wells. Parsley is also reducing its expected completion count in the Southern Delaware Basin to reflect extended project cycle times earlier this year. Estimated full-year 2017 capital expenditures are unchanged, as fewer expected completions are offset by incremental drilling activity associated with early rig delivery. All other guidance remains unchanged, as well.

	2017	2017
	Previous	Updated
Production
Annual net production (MBoe/d)	65.0-71.0	67.0-73.0
% Oil	68%-73%	67%-70%
4Q17 net production (MBoe/d)	78.0-88.0	80.0-90.0

Capital Program
Drilling and completion ($MM)	$840-$960	$840-$960
Infrastructure and other ($MM)	$160-$190	$160-$190
Total development expenditures ($MM)	$1,000-$1,150	$1,000-$1,150
% Non-operated	3%-5%	3%-5%

Activity
Gross operated horizontal completions	130-150	120-140
Midland Basin	95-105	95-105
Delaware Basin	35-45	25-35
Average lateral length	~8,000'	~8,000'
Gross operated vertical completions	5-10	5-10
Average working interest	85%-95%	85%-95%

Unit Costs
Lease operating expenses ($/Boe)	$3.50-$4.50	$3.50-$4.50
Cash general and administrative expenses ($/Boe)	$4.00-$5.00	$4.00-$5.00
Production and ad valorem taxes (% of revenue)	6.0%-7.0%	6.0%-7.0%

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the second quarter of 2017 on Thursday, August 3 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through August 10 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13666261. A live broadcast will also be available on the internet at www.parsleyenergy.com under the "Events & Presentations" section of the website. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.

Forward Looking Statements
Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact Information
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com
(512) 505-5199

- Tables to Follow -

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net production volumes:
Oil (MBbls)	3,917	3,394	2,157
Natural gas (MMcf)	5,421	4,419	3,154
Natural gas liquids (MBbls)	1,069	800	566
Total (MBoe)	5,890	4,931	3,249
Average net daily production (Boe/d)	64,725	54,789	35,703
Average sales prices (1) :
Oil, without realized derivatives (per Bbl)	$45.46	$50.01	$42.25
Oil, with realized derivatives (per Bbl)	$45.49	$48.52	$47.49
Natural gas, without realized derivatives (per Mcf)	$2.39	$2.82	$1.85
Natural gas, with realized derivatives (per Mcf)	$2.36	$2.80	$1.85
NGLs (per Bbl)	$19.02	$21.77	$16.51
Total, without realized derivatives (per Boe)	$35.89	$40.48	$32.72
Total, with realized derivatives (per Boe)	$35.87	$39.44	$36.20
Average costs (per Boe):
Lease operating expenses	$5.03	$3.57	$4.37
Production and ad valorem taxes	$1.93	$2.26	$1.97
Depreciation, depletion and amortization	$14.15	$13.99	$17.23
General and administrative expenses (including stock-based compensation)	$5.39	$4.88	$5.33
General and administrative expenses (cash based)	$4.50	$4.02	$4.28

(1)
Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES
Oil sales	$178,066	$91,129	$347,811	$143,160
Natural gas sales	12,983	5,834	25,450	11,377
Natural gas liquids sales	20,336	9,347	37,749	14,041
Other	2,292	562	3,525	782
Total revenues	213,677	106,872	414,535	169,360
OPERATING EXPENSES
Lease operating expenses	29,631	14,204	47,258	28,102
Production and ad valorem taxes	11,397	6,407	22,559	10,602
Depreciation, depletion and amortization	83,315	55,988	152,285	105,372
General and administrative expenses (including stock-based compensation)	31,761	17,307	55,803	36,606
Exploration costs	2,442	8,978	5,205	9,666
Acquisition costs	7,176	486	8,520	486
Accretion of asset retirement obligations	193	215	329	385
Other operating expenses	2,503	1,651	4,786	2,547
Total operating expenses	168,418	105,236	296,745	193,766
OPERATING INCOME (LOSS)	45,259	1,636	117,790	(24,406)
OTHER INCOME (EXPENSE)
Interest expense, net	(20,586)	(12,199)	(37,551)	(23,393)
Loss on sale of property	—	(469)	—	(119)
Loss on early extinguishment of debt	—	—	(3,891)	—
Gain (loss) on derivatives	43,514	(27,304)	68,130	(25,216)
Change in TRA liability	—	—	(20,549)	—
Other (expense) income	(177)	(70)	773	(531)
Total other income (expense), net	22,751	(40,042)	6,912	(49,259)
INCOME (LOSS) BEFORE INCOME TAXES	68,010	(38,406)	124,702	(73,665)
INCOME TAX (EXPENSE) BENEFIT	(12,216)	10,918	(30,618)	20,486
NET INCOME (LOSS)	55,794	(27,488)	94,084	(53,179)
LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(15,048)	6,111	(23,896)	12,448
NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$40,746	$(21,377)	$70,188	$(40,731)

Net income (loss) per common share:
Basic	$0.17	$(0.13)	$0.30	$(0.28)
Diluted	$0.17	$(0.13)	$0.30	$(0.28)
Weighted average common shares outstanding:
Basic	245,698	158,662	233,255	147,313
Diluted	246,792	158,662	234,315	147,313

*	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2017	December 31, 2016
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$502,616	$133,379
Restricted cash	3,889	3,290
Accounts receivable:
Joint interest owners and other	17,826	12,698
Oil, natural gas and NGLs	76,621	59,174
Related parties	216	290
Short-term derivative instruments, net	117,825	39,708
Other current assets	8,053	50,949
Total current assets	727,046	299,488
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	7,803,119	4,063,417
Accumulated depreciation, depletion and impairment	(640,926)	(506,175)
Total oil and natural gas properties, net	7,162,193	3,557,242
Other property, plant and equipment, net	77,197	59,318
Total property, plant and equipment, net	7,239,390	3,616,560
NONCURRENT ASSETS
Long-term derivative instruments, net	109,940	16,416
Other noncurrent assets	9,226	6,318
Total noncurrent assets	119,166	22,734
TOTAL ASSETS	$8,085,602	$3,938,782

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$336,926	$162,317
Revenue and severance taxes payable	87,425	69,452
Current portion of long-term debt	3,806	67,214
Short-term derivative instruments, net	73,660	44,153
Current portion of asset retirement obligations	5,500	1,818
Total current liabilities	507,317	344,954
NONCURRENT LIABILITIES
Long-term debt	1,490,597	1,041,324
Asset retirement obligations	14,157	9,574
Deferred tax liability	10,375	5,483
Payable pursuant to TRA liability	114,876	94,326
Long-term derivative instruments, net	75,104	12,815
Total noncurrent liabilities	1,705,109	1,163,522
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 246,667,121 shares issued and 246,523,242 shares outstanding at June 30, 2017 and 179,730,033 shares issued and 179,590,617 shares outstanding at December 31, 2016	2,467	1,797
Class B, $0.01 par value, 125,000,000 shares authorized, 67,857,091 and 28,008,573 shares issued and outstanding at June 30, 2017 and December 31, 2016	679	280
Additional paid in capital	4,582,932	2,151,197
Retained earnings (accumulated deficit)	6,933	(63,255)
Treasury stock, at cost, 143,879 shares and 139,416 shares at June 30, 2017 and December 31, 2016	(518)	(381)
Total stockholders' equity	4,592,493	2,089,638
Noncontrolling interest	1,280,683	340,668
Total equity	5,873,176	2,430,306
TOTAL LIABILITIES AND EQUITY	$8,085,602	$3,938,782

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$94,084	$(53,179)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	152,285	105,372
Accretion of asset retirement obligations	329	385
Loss on sale of property	—	119
Loss on early extinguishment of debt	3,891	—
Amortization and write off of deferred loan origination costs	1,803	1,385
Amortization of bond premium	(258)	(383)
Stock-based compensation	9,460	6,150
Deferred income tax expense (benefit)	30,476	(20,486)
Change in TRA liability	20,549	—
(Gain) loss on derivatives	(68,130)	25,216
Net cash received for derivative settlements	2,115	25,133
Net cash (paid) received for option premiums	(13,281)	7,014
Net premiums (paid) received on options that settled during the period	(9,917)	20,965
Other	261	5,677
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash	(599)	(1,019)
Accounts receivable	(22,575)	(52,521)
Accounts receivable—related parties	74	(345)
Other current assets	56,235	(39,037)
Other noncurrent assets	(842)	482
Accounts payable and accrued expenses	52,672	12,388
Revenue and severance taxes payable	17,973	8,487
Other noncurrent liabilities	—	2
Net cash provided by operating activities	326,605	51,805
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(361,742)	(252,764)
Acquisitions of oil and natural gas properties	(2,088,286)	(548,724)
Additions to other property and equipment	(19,520)	(6,487)
Proceeds from sales and exchanges of oil and natural gas properties	13,557	—
Other	(630)	—
Net cash used in investing activities	(2,456,621)	(807,975)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	452,480	200,000
Payments on long-term debt	(67,411)	(503)
Debt issuance costs	(9,206)	(4,561)
Proceeds from issuance of common stock, net	2,123,527	659,387
Repurchase of common stock	(137)	(213)
Net cash provided by financing activities	2,499,253	854,110
Net increase in cash and cash equivalents	369,237	97,940
Cash and cash equivalents at beginning of period	133,379	343,084
Cash and cash equivalents at end of period	$502,616	$441,024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$15,102	$21,241
Cash paid for income taxes	$200	$315
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$8,084	$(1,257)
Additions (reductions) to oil and natural gas properties - change in capital accruals	$121,663	$(6,281)
Additions to other property and equipment funded by capital lease borrowings	$2,500	$505
Common stock issued for oil and natural gas properties	$1,183,501	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration costs, net interest expense, income tax expense (benefit), change in Tax Receivable Agreement ("TRA") liability, stock-based compensation, acquisition costs, (gain) loss on sale of property, asset retirement obligation accretion expense, loss on early extinguishment of debt, (gain) loss on derivatives, net settlements on derivative instruments, and net premium realizations on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted EBITDAX reconciliation to net income (loss):
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$40,746	$(21,377)	$70,188	$(40,731)
Net income (loss) attributable to noncontrolling interests	15,048	(6,111)	23,896	(12,448)
Depreciation, depletion and amortization	83,315	55,988	152,285	105,372
Exploration costs	2,442	8,978	5,205	9,666
Interest expense, net	20,586	12,199	37,551	23,393
Income tax expense (benefit)	12,216	(10,918)	30,618	(20,486)
EBITDAX	174,353	38,759	319,743	64,766
Change in TRA liability	—	—	20,549	—
Stock-based compensation	5,251	3,391	9,460	6,150
Acquisition costs	7,176	486	8,520	486
Loss on sale of property	—	469	—	119
Accretion of asset retirement obligations	193	215	329	385
Loss on early extinguishment of debt	—	—	3,891	—
(Gain) loss on derivatives	(43,514)	27,304	(68,130)	25,216
Net settlements on derivative instruments	4,973	747	4,672	19,187
Net premium realization on options that settled during the period	(5,063)	10,551	(9,917)	20,965
Adjusted EBITDAX	$143,369	$81,922	$289,117	$137,274

*	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration costs, acquisition costs, loss on early extinguishment of debt, and change in TRA liability, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss) - as reported	$40,746	$(21,377)	$70,188	$(40,731)

Adjustments for certain non-cash and unusual items:
(Gain) loss on derivatives	(43,514)	27,304	(68,130)	25,216
Net settlements on derivative instruments	4,973	747	4,672	19,187
Net premium realization on options that settled during the period	(5,063)	10,551	(9,917)	20,965
Loss on sale of property	—	469	—	119
Exploration costs	2,442	8,978	5,205	9,666
Acquisition costs	7,176	486	8,520	486
Loss on early extinguishment of debt	—	—	3,891	—
Change in TRA liability	—	—	20,549	—
Noncontrolling interest	—	(6,085)	—	(12,441)
Change in estimated income tax	5,762	(14,224)	11,658	(21,077)
Adjusted net income	$12,522	$6,849	$46,636	$1,390

Net income (loss) per diluted share - as reported(1)	$0.17	$(0.13)	$0.30	$(0.28)

Adjustments for certain non-cash and unusual items:
(Gain) loss on derivatives	$(0.18)	$0.14	$(0.29)	$0.15
Net settlements on derivative instruments	0.02	—	0.02	0.11
Net premium realization on options that settled during the period	(0.02)	0.06	(0.04)	0.12
Loss on sale of property	—	—	—	—
Exploration costs	0.01	0.05	0.02	0.05
Acquisition costs	0.03	—	0.04	—
Loss on early extinguishment of debt	—	—	0.02	—
Change in TRA liability	—	—	0.09	—
Noncontrolling interest	—	(0.03)	—	(0.07)
Change in estimated income tax	0.02	(0.07)	0.04	(0.12)
Adjustment for change in weighted average diluted share count(1)(2)	—	0.02	—	0.05
Adjusted net income per diluted share(2)	$0.05	$0.04	$0.20	$0.01

Basic weighted average shares outstanding - as reported(1)	245,698	158,662	233,255	147,313
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	1,094	—	1,060	—
Diluted weighted average shares outstanding - as reported(1)	246,792	158,662	234,315	147,313

Effect of dilutive securities:
Class B Common Stock	—	32,145	—	32,145
Restricted Stock and Restricted Stock Units	—	898	—	796
Diluted weighted average shares outstanding for adjusted net income(2)	246,792	191,705	234,315	180,254

(1)
For the three and six months ended June 30, 2016, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the "if converted" and treasury stock methods, Class B Common Stock and restricted stock and restricted stock units were not recognized because they would have been antidilutive.

(2)
For purposes of calculating adjusted net income per diluted share for the three and six months ended June 30, 2016, Class B Common Stock was dilutive using the "if converted" method and restricted stock and restricted stock units were dilutive using the treasury stock method.

Supplemental Information

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions (1)

	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Put Spreads (MBbls/d) (2)	35.7	45.5	26.7	26.4	26.1	26.1	6.7	6.6
Put Price ($/Bbl)	$51.23	$50.96	$52.81	$51.88	$50.00	$50.00	$50.00	$50.00
Short Put Price ($/Bbl)	$41.14	$41.43	$41.88	$41.88	$40.00	$40.00	$40.00	$40.00
Three Way Collars (MBbls/d) (3)			21.7	28.0	31.0	31.0	8.3	8.2	8.2	8.2
Short Call Price ($/Bbl)			$68.85	$70.79	$75.65	$75.65	$80.40	$80.40	$80.40	$80.40
Put Price ($/Bbl)			$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
Short Put Price ($/Bbl)			$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00
Premium Realization ($ MM) (4)	$(12.5)	$(14.6)	$(16.1)	$(14.5)	$(13.7)	$(13.7)	$(4.2)	$(4.2)	$(1.5)	$(1.5)
Collars (MBbls/d) (5)	4.0	4.0	3.0	3.0	3.0	3.0
Short Call Price ($/Bbl)	$59.73	$59.98	$61.31	$61.31	$61.31	$61.31
Put Price ($/Bbl)	$46.75	$46.75	$45.67	$45.67	$45.67	$45.67
Swaps (MBbls/d)	0.5	0.5	0.5	0.5	0.5	0.5
Strike Price ($/Bbl)	$55.00	$55.00	$55.00	$55.00	$55.00	$55.00
Total MBbls/d Hedged	40.2	50.0	51.8	57.9	60.6	60.6	15.0	14.8	8.2	8.2

Mid-Cush Basis Swaps (MBbls/d)	16.7	16.7	4.5	4.5	4.5	4.5
Swap Price ($/Bbl)	$(1.00)	$(1.00)	$(0.91)	$(0.91)	$(0.91)	$(0.91)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions (1)

	3Q17	4Q17	1Q18
Three Way Collars (MMBtu/d) (3)	15.5	15.5	26.7
Call Price ($/MMBtu)	$4.02	$4.02	$4.70
Put Price ($/MMBtu)	$2.75	$2.75	$3.25
Short Put Price ($/MMBtu)	$2.36	$2.36	$2.60
Swaps (MMBtu/d)	5.0	5.0	5.0
Strike Price ($/MMBtu)	$3.39	$3.46	$3.50
Total MMBtu/d Hedged	20.5	20.5	31.7

(1)	As of 8/1/2017
(2)
When the NYMEX price is above the put price, Parsley receives the NYMEX price. When the NYMEX price is between the put price and the short put price, Parsley receives the put price. When the NYMEX price is below the short put price, Parsley receives the NYMEX price plus the difference between the short put price and the put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(5)
When the NYMEX price is above the call price, Parsley receives the call price. When the NYMEX price is below the put price, Parsley receives the put price. When the NYMEX price is between the call and put prices, Parsley receives the NYMEX price.